UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2019

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47827 Halyard Drive, Plymouth, MI           48170-2461

(Address of Principal Executive Offices, and Zip Code)

(734)414-6100

Registrant’s Telephone Number, Including Area Code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRCP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2019, the Board of Directors of Perceptron, Inc. (the “Company”) appointed David L. Watza as the Company’s principal accounting officer, effective August 16, 2019. This appointment was made in connection with the previously announced resignation of Michelle Wright, who currently serves as the Company’s principal accounting officer.

Mr. Watza, 53, has served as a member of the Company’s Board of Directors since June 2018 and as the Company’s President, Chief Executive Officer and Chief Financial Officer since November 2016. He previously served as the Company’s Senior Vice President, Finance and Chief Financial Officer from October 2015 to November 2016. Prior to joining the Company, Mr. Watza served as Vice President of Corporate Development of TriMas Corporation (Nasdaq: TRS), with responsibility for acquisitions, divestures, and Treasury operations. Mr. Watza joined TriMas in 2005, holding positions of increasing responsibility and professional growth including Vice President Finance, Business Planning & Analytics, responsible for strategic planning, annual operating planning and forecasting, and corporate information technology; division Finance Officer for Trimas Australia Holdings Ltd.; and division Finance Officer for Cequent Performance Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: August 13, 2019	/s/ David L. Watza
By: David L. Watza
Its: President, Chief Executive Officer and Chief Financial Officer